UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2006
ERICO INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	333-115267 (Commission File Number)	34-0201460 (IRS Employer Identification No.)

30575 Bainbridge Road Suite 300 Solon, Ohio (Address of principal executive offices)		44139 (Zip Code)
Registrant’s telephone number,
including area code: (440) 349-2630
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 20, 2006, ERICO International Corporation (the “Company”) entered into a First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated February 20, 2004 (the “Indenture”), by and among the Company, as issuer, ERICO Products, Inc., as guarantor, and Wells Fargo Bank, N.A., as trustee, relating to the Company’s 8 7/8% senior subordinated notes due 2012 (the “Notes”). The Supplemental Indenture is expected to become operative after, among other things, the expiration of the Company’s tender offer and consent solicitation for any and all of the Notes pursuant to the Offer to Purchase and Consent Solicitation, dated November 28, 2006, as amended by the press release dated December 6, 2006.
     On December 20, 2006, the Company announced that pursuant to the terms of the tender offer and consent solicitation, it had received valid tenders and consents representing a majority in principal amount of the outstanding Notes not owned by the Company or its affiliates as of the expiration of the consent payment deadline at 12:00 midnight, New York City time, December 19, 2006 (the “Consent Date”). A copy of the related press release is attached hereto as Exhibit 99.1.
     Subject to becoming operative, the Supplemental Indenture, among other things, will eliminate substantially all of the restrictive and certain other covenants in the Indenture, including, among other things, the covenants that limit the Company’s ability to pay dividends and make other restricted payments, incur or guarantee debt, engage in transactions with affiliates, create or incur liens, engage in mergers, consolidations, sales of all or substantially all of its assets and change in control, and that require the Company to file certain reports with the Securities and Exchange Commission and provide other information to holders of the Notes.
     The Notes include certain of the foregoing provisions from the Indenture. Subject to becoming operative, the Supplemental Indenture will delete such provisions from the Notes, as well as those definitions from the Indenture if reference to such definition would be eliminated as a result of the elimination of the relevant covenant.
     The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     To the extent required by Item 3.03 of Form 8-K, the information contained and incorporated in Item 1.01 of this report is incorporated by reference into this Item 3.03.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

4.1	First Supplemental Indenture, dated as of December 20, 2006, by and among ERICO International Corporation, ERICO Products, Inc. and Wells Fargo Bank, N.A., as trustee.

99.1	Press release, dated December 20, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ERICO INTERNATIONAL CORPORATION
By:	/s/ William A. Fullmer
	Name:	William A. Fullmer
	Title:	Vice President, General Counsel and Secretary

Date: December 20, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	First Supplemental Indenture, dated as of December 20, 2006, by and among ERICO International Corporation, ERICO Products, Inc. and Wells Fargo Bank, N.A., as trustee.

99.1	Press release, dated December 20, 2006.